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                                 EXHIBIT (24.2)

                     Consent of King Griffin & Adamson P.C.

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EXHIBIT (24.2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of MigraTEC, Inc., on Form S-8 of our report dated April 1, 1998, on our audits of the consolidated financial statements of MigraTEC, Inc., and Subsidiary as of December 31, 1997 and 1996, and for the years ended December 31, 1997 and 1996, which is incorporated by reference in MigraTEC, Inc.'s, Annual Report on Form 10-KSB for the year ended December 31, 1997.

                                         KING GRIFFIN & ADAMSON P.C.


Dallas, Texas
March 12, 1999